Exhibit 99.1

This English translation is for convenience purposes only. This is not an official translation and is not binding. Whilst reasonable care and skill have been exercised in the preparation hereof, no translation can ever perfectly reflect the original Hebrew version. In the event of any discrepancy between the Hebrew version and this translation, the Hebrew version shall prevail.

PACIFIC OAK SOR (BVI) HOLDINGS, LTD.

INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

AS OF MARCH 31, 2026

UNAUDITED

U.S. DOLLARS IN THOUSANDS

INDEX

Page

Condensed Consolidated Statements of Financial Position	2

Condensed Consolidated Statements of Profit or Loss	3

Condensed Consolidated Statements of Equity	4

Condensed Consolidated Statements of Cash Flows	5-6

Notes to Interim Condensed Consolidated Financial Statements	7-20

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PACIFIC OAK SOR (BVI) HOLDINGS LTD.

CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

	March 31,		December 31,
	2026	2025	2025
	Unaudited		Audited
	U.S. dollars in thousands
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$9,595	$22,976	$11,960
Financial assets at fair value through profit or loss	4,732	13,154	15,079
Rents and other receivables, net	2,105	3,049	3,979
Prepaid expenses and other assets	4,450	5,597	2,976
Due from affiliate	—	1,502	—
Restricted cash	43,980	24,185	49,016
	64,862	70,463	83,010
Investment properties held for sale	230,185	—	238,808
	295,047	70,463	321,818
NON-CURRENT ASSETS
Investment properties	571,284	1,157,476	581,861
Property plant and equipment - hotel, net	20,080	33,355	20,200
Investment in joint ventures	90,133	175,508	84,580
Goodwill	—	949	—
Restricted cash	—	15,083	1,017
	681,497	1,382,371	687,658
Total assets	$976,544	$1,452,834	$1,009,476

LIABILITIES AND EQUITY
CURRENT LIABILITIES
Notes payable, net	$293,507	$171,030	$349,179
Bonds payable, net	304,937	104,421	302,004
Accounts payable and accrued liabilities	45,289	21,939	38,487
Due to affiliates	18,361	21,361	18,024
Other liabilities	13,937	17,048	13,212
	676,031	335,799	720,906
Liabilities related to investment properties held for sale	209,884	—	174,947
	885,915	335,799	895,853

NON-CURRENT LIABILITIES
Lease obligation	9,294	9,354	9,308
Other liabilities	21,013	25,314	23,484
Notes payable, net	—	372,310	—
Bonds payable, net	—	188,483	—
	30,307	595,461	32,792
Total liabilities	916,222	931,260	928,645

EQUITY
Owner's net equity	59,693	517,521	80,489
Non-controlling interests	629	4,053	342
Total equity	60,322	521,574	80,831
Total liabilities and equity	$976,544	$1,452,834	$1,009,476

PACIFIC OAK SOR (BVI) HOLDINGS LTD.

May 31, 2026	/s/ Ryan Schluttenhofer	/s/ Ronen Nakar
Date of approval of	Schluttenhofer, Ryan	Nakar, Ronen
financial statements	Chief Accounting Officer	Chief Executive Officer and Chairman of the Board authorized by the Company's Board of Directors to execute the financial statements
The accompanying notes are an integral part of the interim condensed consolidated financial statements.

PACIFIC OAK SOR (BVI) HOLDINGS LTD.

CONDENSED CONSOLIDATED STATEMENTS OF PROFIT OR LOSS

	Three months ended March 31,		Year ended December 31,
	2026	2025	2025
	Unaudited		Audited
	U.S. dollars in thousands
Revenues and other income:
Rental income	$21,638	$26,425	$101,150
Tenant reimbursements	2,393	3,008	11,163
Hotel revenues	2,440	2,885	7,597
Other operating income	431	464	1,883
Total revenues and other income	26,902	32,782	121,793

Expenses:
Operating, maintenance, and management fees	(12,134)	(11,678)	(49,755)
Real estate taxes and insurance	(4,478)	(5,481)	(20,290)
Hotel expenses	(1,838)	(1,737)	(6,277)
Total expenses	(18,450)	(18,896)	(76,322)
Gross profit	8,452	13,886	45,471

Fair value adjustment of investment properties, net	5,381	(2,545)	(266,810)
Depreciation	(144)	(274)	(964)
Equity in loss of unconsolidated joint ventures, net	(5,420)	(1,867)	(92,794)
Management fees	(2,536)	(3,665)	(13,991)
Restructuring charges	(721)	—	(1,508)
General and administrative expenses	(3,063)	(1,598)	(6,268)
Impairment charges on goodwill	—	—	(949)
Impairment loss - hotel	—	—	(12,521)
Operating income (loss)	1,949	3,937	(350,334)

Other income (loss), net	4,270	557	(2,630)
Gain on deconsolidation of subsidiary	595	—	—
Provision for guarantee obligations	(1,875)	—	—
Finance income	1,678	286	1,380
Finance (loss) income from financial assets at fair value through profit or loss, net	(4,571)	—	1,925
Finance expenses, net	(20,307)	(16,143)	(76,136)
Gain on extinguishment of debt	—	—	19,449
Foreign currency transaction (loss) gain	(2,248)	5,984	(40,556)
Net loss before income taxes	$(20,509)	$(5,379)	$(446,902)
Income tax provision	—	(890)	—
Net loss	$(20,509)	$(6,269)	$(446,902)

Net loss attributable to owner	$(20,796)	$(6,468)	$(443,500)
Net income (loss) attributable to non-controlling interests	287	199	(3,402)
Net loss	$(20,509)	$(6,269)	$(446,902)
Total comprehensive loss	$(20,509)	$(6,269)	$(446,902)

The accompanying notes are an integral part of the interim condensed consolidated financial statements.

PACIFIC OAK SOR (BVI) HOLDINGS LTD.

CONDENSED CONSOLIDATED STATEMENTS OF EQUITY

	Owner contributions	Retained earnings	Paid-in Capital resulting from transactions with non-controlling interests	Owner's net equity	Non-controlling interests	Total equity
	Unaudited
	U.S. dollars in thousands
Balance as of January 1, 2026	$693,554	$(656,139)	$43,074	$80,489	$342	$80,831
Net loss	—	(20,796)	—	(20,796)	287	(20,509)
Total comprehensive loss	—	(20,796)	—	(20,796)	287	(20,509)
Balance as of March 31, 2026	$693,554	$(676,935)	$43,074	$59,693	$629	$60,322

	Owner contributions	Retained earnings	Paid-in Capital resulting from transactions with non-controlling interests	Owner's net equity	Non-controlling interests	Total equity
	Unaudited
	U.S. dollars in thousands
Balance as of January 1, 2025	$693,554	$(212,639)	$43,074	$523,989	$3,914	$527,903
Net loss	—	(6,468)	—	(6,468)	199	(6,269)
Total comprehensive (loss) income	—	(6,468)	—	(6,468)	199	(6,269)
Noncontrolling interest distribution	—	—	—	—	(60)	(60)
Balance as of March 31, 2025	$693,554	$(219,107)	$43,074	$517,521	$4,053	$521,574

	Owner contributions	Retained earnings	Paid-in Capital resulting from transactions with non-controlling interests	Owner's net equity	Non-controlling interests	Total equity
	Audited
	U.S. dollars in thousands
Balance at January 1, 2025	$693,554	$(212,639)	$43,074	$523,989	$3,914	$527,903
Net loss	—	(443,500)	—	(443,500)	(3,402)	(446,902)
Total comprehensive loss	—	(443,500)	—	(443,500)	(3,402)	(446,902)
Non-controlling interest contributions	—	—	—	—	75	75
Non-controlling interest distributions	—	—	—	—	(245)	(245)
Balance at December 31, 2025	$693,554	$(656,139)	$43,074	$80,489	$342	$80,831

The accompanying notes are an integral part of the interim condensed consolidated financial statements.

PACIFIC OAK SOR (BVI) HOLDINGS LTD.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three months ended March 31,		Year ended December 31,
	2026	2025	2025
	Unaudited		Audited
	U.S. dollars in thousands
Cash Flows from Operating Activities:
Net loss	$(20,509)	$(6,269)	$(446,902)
Adjustments to reconcile net loss to net cash provided by operating activities:
Equity in loss of joint ventures, net	5,420	1,867	92,794
Fair value adjustment on investment properties, net	(5,381)	2,545	266,810
Depreciation	144	274	964
Gain on deconsolidation of subsidiary	(595)	—	—
Provision for guarantee obligations	1,875	—	—
Deferred rent	234	484	1,582
Credit loss on financial assets	1,292	684	4,503
Finance expenses, net	20,307	16,143	76,136
Other (income) loss, net	(4,270)	(556)	2,630
Finance income	(1,678)	(286)	(1,380)
Finance loss (income) from financial assets at fair value through profit or loss, net	4,571	—	(1,925)
Foreign currency transaction loss (gain)	2,248	(5,984)	40,556
Impairment loss - hotel	—	—	12,521
Impairment charges on goodwill	—	—	949
Income tax provision	—	890	—
Gain on extinguishment of debt	—	—	(19,449)
	3,658	9,792	29,789
Changes in assets and liabilities:
Restricted cash	102	4,405	(1,391)
Rents and other receivables, net	(137)	(1,532)	289
Prepaid expenses and other assets	(1,505)	(1,421)	1,206
Accounts payable and accrued liabilities	(2,026)	(3,157)	2,597
Due to affiliates	337	701	(3,803)
Other liabilities	469	(793)	(3,602)
	(2,760)	(1,797)	(4,704)
Net cash provided by operating activities	898	7,995	25,085

Cash Flows from Investing Activities:
Improvements to investment properties	(1,744)	(4,265)	(8,808)
Other investing cash flows, net	—	556	(2,630)
Interest received	1,847	286	1,380
Payments for development obligations	(508)	(1,855)	(3,565)
Contributions to joint ventures	(6,872)	—	—
Advance to associate	—	(1,502)	—
Proceeds from the sale of investments in financial assets at fair value through profit or loss	5,777	—	—
Proceeds from sales of investment properties, net	—	1,351	70,490
Distribution of capital from joint venture	—	—	757
Net cash (used in) provided by investing activities	(1,500)	(5,429)	57,624

Cash Flows from Financing Activities:
Principal payments on notes and bonds payable	(2,425)	(24,397)	(145,227)
Payments on deferred financing costs and extinguishment of debt	—	(167)	(5,350)
Interest paid	(7,154)	(19,055)	(61,394)
Release (distribution) of restricted cash	6,621	282	(3,526)
Proceeds from notes and bonds payable	1,195	—	80,000
Non-controlling interest contributions	—	—	75
Non-controlling interest distributions	—	(60)	(245)
Proceeds from loans from owner	—	8,000	10,000
Net cash used in financing activities	(1,763)	(35,397)	(125,667)
Effect of exchange rate changes on cash and cash equivalents	—	(49)	(938)

PACIFIC OAK SOR (BVI) HOLDINGS LTD.

Net decrease in cash and cash equivalents	(2,365)	(32,880)	(43,896)
Cash and cash equivalents, beginning of period	11,960	55,856	55,856
Cash and cash equivalents, end of period	$9,595	$22,976	$11,960

Supplemental Disclosure of Noncash Activities:

Accrued development obligations	$8,967	$9,644	$7,895
Asset management fee payable to owner	$6,458	$13,938	$7,415
Deconsolidation of a subsidiary
Investment property	$(24,700)	$—	$—
Other assets	$(854)	$—	$—
Notes payable	$20,040	$—	$—
Other liabilities	$6,109	$—	$—
Gain on deconsolidation of a subsidiary	$595	$—	$—

The accompanying notes are an integral part of the interim condensed consolidated financial statements.

PACIFIC OAK SOR (BVI) HOLDINGS LTD.

NOTES TO INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1:    GENERAL INFORMATION

a.These financial statements have been prepared in a condensed format as of March 31, 2026, and for the three months period then ended (“interim condensed consolidated financial statements”). These interim condensed consolidated financial statements should be read in conjunction with the Company’s annual financial statements as of December 31, 2025, and for the year then ended and the accompanying notes.

The Company and its subsidiaries operate in the investment real estate segment in the United States, which includes mainly investment in office and residential real estate and undeveloped lands. The Company has three reporting segments: 1) strategic opportunistic properties 2) residential homes and 3) hotel.

As of March 31, 2026, the Company consolidated four office complexes, encompassing, in the aggregate, approximately 1.4 million rentable square feet and these properties were 68% occupied. In addition, the Company owned one residential home portfolio consisting of 1,387 residential homes, and one apartment property, containing 317 units, which were 100% and 92% occupied, respectively. The Company also owned one hotel property with 196 rooms, one investment in undeveloped land with approximately 107 developable acres, and one office/retail development property, two investments in unconsolidated joint ventures and one financial asset at fair value through profit or loss. Additionally, the Company had two office complexes (Richardson Office and Lincoln Court), 690 residential homes and approximately 140 developable acres (Richardson and Park Highlands) classified as held-for-sale in accordance with IFRS 5. The assets met the criteria for classified as held-for-sale, as their carrying amounts will be recovered principally through a sale transaction rather than through continuing use. Management is committed to a plan to sell the assets, is highly probable, and the sale is expected to be completed within twelve months. As a result of the classification, certain assets and liabilities were reclassified on the condensed consolidated statements of financial position.

b.The financial condition of the Company and the going concern assumption.

As of March 31, 2026, the Company had a working capital shortfall amounting to $590.9 million, primarily attributed to loans that have matured or are maturing within a twelve month period from the date of the condensed consolidated statements of financial position, including: (i) Series B (388.3 million Israeli new Shekels or $122.7 million as of March 31, 2026) and Series D (587.0 million Israeli new Shekels or $185.5 million as of March 31, 2026), collectively (“Series Bonds”) of 975.3 million Israeli new shekels ($308.2 million as of March 31, 2026), (ii) mortgage loans related to our residential homes portfolio of $187.9 million, and (iii) other mortgage loans of $337.4 million, which primarily includes the Bank of America Loan of $152.6 million and the WhiteHawk Loan of $80.0 million. As a result of defaults due to covenant breaches, cross-collateralization, and other factors, the Company may be obligated to dispose of investment properties under forced-sale circumstances, which could result in proceeds that are lower than fair values as of March 31, 2026.

As of the date the interim condensed consolidated financial statements are issued, in order for the Company to continue its regular operations, several actions will need to be completed in the near term, including debt refinancing and real estate sales, all of which are subject to approval under a standstill agreement and other third-party approvals. These plans are subject to change based on market conditions in the commercial real estate lending environment, the current interest rate environment, leasing and transaction volume challenges in certain markets, successful restructuring with the Bondholders (see Note 1d for additional details), and such plans are not within the control of the Company, and therefore, there is no assurance that the Company will be successful in implementing its plans and fulfill its existing and projected obligations upon maturity. The uncertainty regarding the Company’s plans could be mitigated through the potential sales of its residential homes, successful negotiations with the Trustee and Representatives, and other strategic actions currently under consideration. Since the plans mentioned above are not within the control of the Company and subject to approval of third parties, including consents from bondholders and other lenders, the Company's management and the Board of Directors have concluded that there are significant doubts regarding the Company's ability to continue as a going concern. No adjustments were made to the financial statements to the values or classifications of assets and liabilities that might be necessary if the Company is unable to continue operating as a going concern.

c.Class Action Suit

PACIFIC OAK SOR (BVI) HOLDINGS LTD.

NOTES TO INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

On September 10, 2025, a bondholder filed a petition for certification of a class action in the Tel Aviv District Court, Israel against the Company and certain members of its board of directors, alleging that disclosures relating to the Company were misleading and caused investor harm. The petition states an individual claim amount in excess of 2.5 million Israeli new shekels ($0.8 million as of March 31, 2026) and cites the petitioner’s expert model estimating potential class-wide damages of approximately 124.6–145.2 million Israeli new shekels ($39.6–$46.0 million as of March 31, 2026). The matter is at a preliminary stage; the court has not ruled on class certification or on the merits and based on the Company’s legal counsel’s advice, the potential outcome cannot be determined, nor can the chances of the petition being approved be reliably assessed.

d.Negotiations between the Company and a trustee that represents the bondholders of the Series Bonds (the “Trustee” and “Bondholders”) and the representatives of the Bondholders during and after the three months ended March 31, 2026.

The following is a summary of the main actions and decisions that were carried out and made in the framework of the aforementioned negotiations:

1.Series Bonds Deferral
On May 11, 2026, the Trustee announced an additional deferral of the principal and interest payment dates for the Series Bonds to July 1, 2026.

2.Board of Directors
On May 3, 2026, the Bondholders approved the selection of Mr. Izhak Lax as a candidate for appointment as a director of the Company. Mr. Lax will start as a director on June 1, 2026.

3.Approval of Loan with Klirmark Opportunity Fund IV, LP
On April 28, 2026, assemblies of Series B and Series D debenture holders, in an aggregate count, approved a resolution to ratify the Company’s entry into a loan agreement with Klirmark Opportunity Fund IV, LP, on the basis of the memorandum of understanding dated February 17, 2026, while updating the terms of the memorandum of understanding so that the amount excluded from the distribution restrictions in PORT will be up to $4.0 million, instead of $8.0 million.

4.Approval of Proposed Debt Arrangement
On April 27, 2026, assemblies of Series B and Series D debenture holders approved a resolution to approve the proposed debt arrangement and to authorize the Trustee to perform all actions required for its implementation, including the signing of an amended deed of trust.

5.Objection to Filing Insolvency Proceedings
On March 10, 2026, meetings of the Bondholders resolved to object to the filing of an application for an order to commence insolvency proceedings against the Company, in accordance with the mechanism set out in the Insolvency and Economic Rehabilitation Law and Section 35H(d2b)(1) of the Securities Law. However, the applicable securities law requires a quorum of at least 75% of the voting rights, and such quorum was not achieved at the March 10, 2026 meetings. As a result, the Trustee was obligated to submit a petition for the commencement of insolvency proceedings. A court hearing on the petition has been scheduled for April 28, 2026.

6.Refinancing of the PORT Property Portfolio
On February 18, 2026, meetings of the Bondholders approved entering into a memorandum of understanding and a detailed agreement for the refinancing of loans secured by the Company’s residential homes portfolio. The voting approved the refinancing and to which the financing proposal of Klirmark Opportunity Fund IV, LP was selected. Refer to Note 7 for additional details.

7.Exemption from Liability for Officers and Management Company
On February 15, 2026, meetings of the Bondholders, by special resolution, approved granting a full exemption from liability and waiver of claims with respect to the new officer and directors (Mr. Ronen Nakar, Ms. Varda Kalal, and Mr. Itay Dayan), as well as R2 Advisors, LLC, Mr. Ryan Schluttenhofer, and all officers and managers thereof, in connection with management services provided to the Company.

8.Deferral of Debenture Payment Dates

PACIFIC OAK SOR (BVI) HOLDINGS LTD.

NOTES TO INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Meetings of the Bondholders approved several resolutions to defer repayment dates.

On March 17, 2026, holders of Series B bonds approved deferring principal and interest payments to June 1, 2026 (instead of April 1, 2026), and authorized the Trustee, by special resolution, to grant an additional deferral of up to one month.

On March 17, 2026, the trustee for the Series D bonds exercised previously granted authority to further defer interest payment dates, such that the effective date was deferred to April 18, 2026 and the payment date to April 30, 2026.

9.Use of Interest Cushion Funds
As of March 31, 2026 the Bondholders approved the extension of two loans to the Company, in an aggregate amount of approximately $10.0 million, from funds held in the interest cushion accounts of the Series Bonds. The loans bear an annual interest of 20% and repayment of principal and accrued interest is expected to occur from the earliest proceeds received by the Company or controlled entities, including: asset sales or refinancing of real estate properties, sale of equity interests, or issuance of additional debt instruments, subject to creditor repayment priorities and maintenance of a minimum operating cash balance. As of March 31, 2026, the full facility of $10.0 million remained outstanding.

10.Asset Management Transition (Westdale)
On January 22, 2026, the Company replaced previous management company and entered into a asset management agreement with Westdale for the Company’s portfolio of investments, excluding residential homes. Refer to Note 6 for additional details.

11.Management Agreement with R2 Advisors, LLC
On January 22, 2026, meetings of the Bondholders approved entering into a management agreement with R2 Advisors, LLC. Refer to Note 6 for additional details.

12.Authorization to Sell Keppel Pacific Oak US REIT (S-REIT) Shares
Meetings of the Bondholders approved authorizing the Company to sell its holdings in S-REIT shares, subject to approvals by the representative body and U.S. counsel. As of the approval date of the interim condensed consolidated financial statements, the Company completed sales of all S-REIT shares. Refer to Notes 6 and 7 for additional details.

13.Debt Arrangement Proposals
On February 4, 2026, the Tel Aviv District Court approved the convening of such creditor meetings.

14.Transactions Relating to Sale of PORT Properties
On February 4, 2026, meetings rejected proposals to enter into a memorandum of understanding for the sale of all the residential homes.

15. Corporate structure and separation from POCA
Effective January 31, 2026, the Company and Pacific Oak Strategic Opportunity REIT, Inc., the parent company, ceased to be part of POCA following the termination of the previous management and advisory arrangements and the transition to new service providers. On January 22, 2026, following approval by the Board of Directors and debenture holders, the Company entered into: An agreement with the Pacific Oak Strategic Opportunity REIT, Inc. governing settlement of amounts payable and terminating the previous management company’s engagement. A new asset management agreement with a replacement management company and new accounting and financial services agreement with a third-party provider became effective January 31, 2026. Concurrently, Pacific Oak Strategic Opportunity REIT, Inc. formally terminated the advisory agreement with the previous management company effective January 31, 2026, after which the new service providers commenced operations. Refer to Note 6 for additional details.

16. Changes in directors and officers
During the three months ended March 31, 2026, there were service provider changes, prior directors and one senior officer, including the former President and CEO were removed. New executive leadership and external directors were appointed. One director announced intentions to conclude their service during the first half of 2026. These governance changes represent a significant change in management and oversight during the reporting period. Refer to Note 6 for additional details.

PACIFIC OAK SOR (BVI) HOLDINGS LTD.

NOTES TO INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

e.Restructuring Events

Bondholder Request to the Israeli Court and Related Debt Agreement

In February 2026, the Trustee applied to the Tel Aviv–Jaffa District Court to convene a meeting of the Bondholders to consider and approve a proposed debt arrangement under the Israeli Insolvency and Economic Rehabilitation Law.

The proposed arrangement extends the final maturity of both series to June 2028, modifies key terms (including interest, security and enforcement), and provides for a consolidated repayment schedule aligned with an orderly realization of the Company’s assets, including a defined payment waterfall and minimum liquidity reserve requirements. It also requires the creation and registration of first-priority security interests over substantially all unencumbered Company assets (subject to limitations) and imposes significant operating covenants and restrictions, with enhanced trustee/bondholder oversight and specified enforcement rights upon certain events of default. As of the approval date of the interim condensed consolidated financial statements, the proposed debt arrangement is still under review.

REIT Support

In connection with the proposed debt arrangement, upon execution, the Company and the REIT would enter into a second loan arrangement pursuant to which the Company may, in its discretion, advance funds to the REIT in accordance with a mutually agreed budget (subject to Board determination that the Company has sufficient available funds). The budgeted advances are capped at approximately $2.9 million through July 2026, including $0.4 million previously advanced under a prior bridge arrangement and $61,000 per month thereafter. Amounts advanced under the prior bridge arrangement and the second loan may, at the Company’s option, be applied as payment or reimbursement of amounts owed by the Company to the REIT, with any such application reducing the outstanding balance owed.

PORT Board of Directors

In March 2026, following the Company’s request, several members of PORT’s board of directors, including the former President and CEO, resigned, and PORT’s new executive leadership and external directors were appointed. These governance changes represent a significant change in management and oversight following the reporting period. Refer to Note 7 for additional details.

S&P Global Rating Cessation

On February 17, 2026, S&P Global Ratings Maalot announced the termination of surveillance and withdrawal of the issuer credit rating and the ratings of the Series Bonds, at the Company’s request. Accordingly, beginning on that date, the Company’s securities are considered not rated (NR) by S&P Global Ratings. The cessation of the rating reflects the discontinuation of rating coverage rather than the publication of a new credit opinion.

NOTE 2:    SIGNIFICANT ACCOUNTING POLICY

Basis of presentation of the interim condensed consolidated financial statements:

The interim condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles for the preparation of financial statements for interim periods, as prescribed in IAS 34, "Interim Financial Reporting", and in accordance with the disclosure requirements of Chapter D of the Securities Regulations (Periodic and Immediate Reports), 1970.

The accounting policies adopted in the preparation of the interim condensed consolidated financial statements are consistent with those followed in the preparation of the annual consolidated financial statements.

NOTE 3:    INVESTMENT IN JOINT VENTURES

As of March 31, 2026, the Company’s investment in joint ventures was composed of the following (dollars in thousands):

PACIFIC OAK SOR (BVI) HOLDINGS LTD.

NOTES TO INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

	Properties as of March 31, 2026			Investment Balance as of
				March 31,		December 31, 2025
				2026	2025
Joint Venture		Location	Ownership %	(Unaudited)		(Audited)
110 William Joint Venture	1	New York, New York	(1)	$58,925	$140,773	$52,911
Pacific Oak Opportunity Zone Fund I	4	Various	47.0%	31,208	34,735	31,669
				$90,133	$175,508	$84,580
_____________________
(1)As of March 31, 2026, the Company owned 77.5% of preferred interest and 100% of common interest in the 110 William Joint Venture.

The equity in profit (loss) of joint ventures for the three months ended March 31, 2026 and 2025 and the year ended December 31, 2025 was as follows (in thousands):

	Three Months Ended March 31,		Year ended December 31, 2025
	2026	2025
	(Unaudited)		(Audited)
110 William Joint Venture	$(4,960)	$(2,126)	$(89,987)
Pacific Oak Opportunity Zone Fund I	(460)	259	(2,807)
Equity in loss of unconsolidated joint ventures, net	$(5,420)	$(1,867)	$(92,794)

110 William Joint Venture:

Summarized information about the statements of financial position and the statements of profit or loss of Pacific Oak SOR SREF III 110 William, LLC (100%) (in thousands):

	March 31,		December 31,
	2026	2025	2025
	(Unaudited)		(Audited)
Current assets	$17,721	$8,245	$8,880
Non-current assets (including investment property) (1)	422,100	492,095	422,100
Current liabilities (2)	343,450	31,661	342,038
Non-current liabilities	30,898	302,048	30,151
Equity	65,473	166,631	58,791
Equity attributable to equity holders of the Company (Based on the waterfall mechanism)	$58,925	$140,773	$52,911
_____________________
(1) As of March 31, 2026 and December 31, 2025, non-current assets consist of the investment property held by the 110 William Joint Venture with a carrying value of $422.1 million. The investment property is measured at fair value, which was determined based on valuation assessments performed by independent external valuation experts holding recognized and relevant professional qualifications and experience in the location and category of the property being valued. The valuations were primarily based on expected future cash flows and market assumptions. The 110 William Joint Venture’s investment property is subject to significant disposal restrictions under the joint venture agreement, including the requirement to satisfy certain conditions and obtain consent from the other joint venture partner.
(2) Current liabilities consist of principal balances of $305.3 million under senior loan facilities and $21.0 million under a mezzanine loan facility, both with initial maturities of July 5, 2026. The related financial covenants apply to the Company’s wholly owned subsidiary, Pacific Oak SOR Properties, LLC, which serves as guarantor of both the senior and mezzanine loans. As of March 31, 2026, Pacific Oak SOR Properties, LLC was not in compliance with the minimum net worth covenant for the mezzanine loan facility, resulting in a technical default under the mezzanine loan agreement. As of the approval date of the interim condensed consolidated financial statements, the 110 William Joint Venture is in discussions with the lender regarding a potential waiver, forbearance, or amendment of this covenant. Such amendment, if obtained, may include, among other alternatives, the provision of additional collateral or a modification to the covenant calculation to reflect the joint venture interest, subject to lender approval.

PACIFIC OAK SOR (BVI) HOLDINGS LTD.

NOTES TO INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

	Three months ended March 31,		Year ended December 31,
	2026	2025	2025
	(Unaudited)		(Audited)
Revenues	$12,168	$3,582	$16,418
Gross profit (loss)	7,660	(1,089)	(1,585)
Operating income (loss) *)	4,403	(698)	(97,098)
Net loss *)	(4,292)	(5,563)	(113,403)
Share of equity in loss from joint venture (Based on the waterfall mechanism)	(4,960)	(2,126)	(89,987)
*) Includes revaluation of investment properties	$(3,192)	$(424)	$(95,204)

Pacific Oak Opportunity Zone Fund I:

Summarized information about the statements of financial position and the statements of profit or loss of Pacific Oak Opportunity Zone Fund 1, LLC (100%) (in thousands):

	Three months ended March 31,		December 31,
	2026	2025	2025
	(Unaudited)		(Audited)
Current assets	$375	$2,265	$1,466
Non-current assets (investment property) (1)	122,446	129,132	122,446
Current liabilities	1,996	786	1,996
Non-current liabilities (2)	55,672	57,782	55,672
Equity	65,153	72,829	66,244
Equity attributable to equity holders of the Company (Based on the waterfall mechanism)	$31,208	$34,735	$31,669
_____________________
(1) As of March 31, 2026 and December 31, 2025, non-current assets consist of three investment property held by the Pacific Oak Opportunity Zone Fund I with a carrying value of $110.1 million. The investment properties are measured at fair value, which was primarily based on expected future cash flows and market assumptions.
(2) Non-current liabilities consists of three secured mortgage loans with an aggregate principal balance of $55.6 million and initial maturities ranging from 2031 to 2032.

	Three months ended March 31,		Year ended December 31,
	2026	2025	2025
	(Unaudited)		(Audited)
Revenues	$1,594	$2,138	$6,377
Gross profit	589	1,333	2,355
Operating (loss) income *)	(421)	1,223	(1,683)
Net (loss) income *)	(1,091)	548	(4,362)
Share of equity in profit (loss) from joint venture (Based on the waterfall mechanism)	(460)	259	(2,807)
*) Includes revaluation of investment properties	$—	$—	$(2,293)

The Company does not attach the financial statements related to the investment in joint ventures, as the reports do not add more information to the contained above.

NOTE 4:    FINANCIAL INSTRUMENTS

The fair values of the Company’s Series Bonds as of March 31, 2026 and December 31, 2025 were $144.3 million and $196.0 million, respectively. Additionally, the outstanding principal balances and accrued interest of the Series Bonds as of

PACIFIC OAK SOR (BVI) HOLDINGS LTD.

NOTES TO INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2026 and December 31, 2025 were $324.3 million and $315.1 million, respectively. The Series Bonds are publicly traded on the Tel-Aviv Stock Exchange and the fair values are based on the quoted price and the Company classifies this input as a Level 1 input.

The Series B bonds contain the following covenants: (i) Consolidated Equity Capital of the Company (not including minority rights) shall not be less than USD 475 million; (ii) the Net Adjusted Financial Debt to Net Adjusted Cap (shall not exceed a rate of 75%); (iii) Adjusted NOI shall be no lower than USD 35 million; and (iv) the consolidated scope of the projects for development of the Company shall not exceed 10% of the adjusted balance. As of March 31, 2026, the Company was not in compliance with all covenants under the deed of trust of the Series B Bonds and were calculated as follows: (i) Consolidated Equity Capital of the Company as of March 31, 2026 was $59.7 million; (ii) the Net Adjusted Debt to Net Adjusted Cap was 95%; (iii) the Adjusted NOI was $46.6 million for the trailing twelve months ended March 31, 2026; and (iv) the consolidated scope of projects was $0 as of March 31, 2026.

The Series D bonds contains the following covenants: (i) Consolidated Equity Capital of the Company (not including minority rights) shall not be less than USD 450 million; (ii) the Net Adjusted Financial Debt to Net Adjusted Cap shall not exceed a rate of 75%; (iii) Adjusted NOI shall be no lower than USD 35 million. As of March 31, 2026, the Company was not in compliance with all covenants under the deed of trust of the Series D Bonds and were calculated as follows: (i) Consolidated Equity Capital of the Company as of March 31, 2026 was $59.7 million; (ii) the Net Adjusted Debt to Net Adjusted Cap was 95%; (iii) and the Adjusted NOI was $46.6 million for the trailing twelve months ended March 31, 2026.

As of March 31, 2026, the Company was not in compliance with financial and nonfinancial covenants and as a result, the Company continues to operate under a standstill agreement.

The Company has not disclosed the fair value of its notes payable as management has determined that the carrying amounts represent a reasonable approximation of fair value. This assessment considers the default status of the loans, ongoing negotiations with lenders, and the expectation that any settlement would approximate the recorded obligations. Accordingly, the Company has not performed a separate fair value determination for these instruments.

The Company's investments in real estate equity securities are carried at their estimated fair value based on quoted market prices (Level 1) for the securities. Unrealized gains and losses are reported in finance loss from financial assets at fair value through profit or loss.

NOTE 5:    SEGMENT INFORMATION

The operating segments are identified on the basis of information that is reviewed by the chief operating decision maker (“CODM”) to make decisions about resources to be allocated and assess its performance. All corporate related costs are included in the strategic opportunistic properties segment to align with how financial information is presented to the CODM. The selected financial information for the reporting segments as of and for the three months ended March 31, 2026 and 2025 and as of and the year ended December 31, 2025 is as follows (in thousands):

PACIFIC OAK SOR (BVI) HOLDINGS LTD.

NOTES TO INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

	March 31, 2026
	Strategic Opportunistic Properties	Residential Homes	Hotel	Total
	(Unaudited)
Investment properties	$440,871	$360,598	$—	$801,469
Property plant and equipment - hotel, net	$—	$—	$20,080	$20,080
Total assets	$584,948	$369,998	$21,598	$976,544
Total liabilities	$695,167	$196,794	$24,261	$916,222

	Three months ended March 31, 2026
	Strategic Opportunistic Properties	Residential Homes	Hotel	Total
	(Unaudited)
Total revenues and other income	$15,205	$9,257	$2,440	$26,902
Gross profit	$4,760	$3,090	$602	$8,452
Finance expenses, net	$17,063	$2,605	$639	$20,307

	March 31, 2025
	Strategic Opportunistic Properties	Residential Homes	Hotel	Total
	(Unaudited)
Investment properties	$763,375	$394,101	$—	$1,157,476
Property plant and equipment - hotel, net	$—	$—	$33,355	$33,355
Total assets	$1,008,601	$407,833	$36,400	$1,452,834
Total liabilities	$710,236	$197,344	$23,680	$931,260

	Three months ended March 31, 2025
	Strategic Opportunistic Properties	Residential Homes	Hotel	Total
	(Unaudited)
Total revenues and other income	$20,825	$9,072	$2,885	$32,782
Gross profit	$9,896	$2,842	$1,148	$13,886
Finance expenses, net	$13,309	$2,281	$553	$16,143

PACIFIC OAK SOR (BVI) HOLDINGS LTD.

NOTES TO INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

	December 31, 2025
	Strategic Opportunistic Properties	Residential Homes	Hotel	Total
	(Audited)
Investment properties	$460,071	$360,598	$—	$820,669
Property plant and equipment - hotel, net	$—	$—	$20,200	$20,200
Total assets	$612,346	$374,731	$22,399	$1,009,476
Total liabilities	$704,231	$200,772	$23,642	$928,645

	Year ended December 31, 2025
	Strategic Opportunistic Properties	Residential Homes	Hotel	Total
	(Audited)
Total revenues and other income	$77,256	$36,940	$7,597	$121,793
Gross profit	$29,829	$14,322	$1,320	$45,471
Finance expenses, net	$64,677	$9,430	$2,029	$76,136

NOTE 6:    SIGNIFICANT EVENTS DURING THE REPORTING PERIOD

POCA Advisory Agreement Termination

On January 23, 2026, Pacific Oak Strategic Opportunity REIT, Inc. terminated its advisory agreement with Pacific Oak Capital Advisors, LLC (“POCA”), effective January 31, 2026. As a result, the back-to-back agreement between Pacific Oak Strategic Opportunity REIT, Inc. and the Company was also terminated. Amounts presented as due to affiliates in the condensed consolidated statements of financial position primarily represent unpaid historical asset management fees incurred under the now-terminated back-to-back agreement.

Westdale Asset Management, Ltd. (“Westdale”)

On January 22, 2026, the Company entered into an asset management agreement with Westdale (the “Westdale Agreement”). Pursuant to the Westdale Agreement, Westdale is responsible for managing, operating, directing and supervising the operations and administration of the Company’s assets (other than those held through PORT). The Company will pay Westdale a monthly fee (a) with respect to each property owned by the Company an amount equal to the greater of (i) 2.0% of the sum of the gross income of each property received during the prior month and (ii) $10,000 and (b) $10,000 with respect to the investment in Pacific Oak Opportunity Zone Fund I, LLC. In connection with any asset sale, Westdale will receive a fee at the closing equal to 0.25% of the contract sales price for such sale.

R2 Advisors, LLC (“R2”)

On January 23, 2026, the Company entered into a management services agreement with R2. R2 provides the Company with accounting advisory services and is majority-owned and controlled by Ryan Schluttenhofer, the Company’s Chief Accounting Officer. Pursuant to this agreement, R2 will provide the Company with support in the following areas: (a) corporate accounting, recordkeeping, and regulatory filings, (b) books and records maintenance and coordination with third parties, (c) tax and compliance coordination, (d) corporate cash management support, (e) insurance and risk management support, (f) corporate governance support and (g) chief accounting officer support. The initial term of the agreement will be twelve months and the total contract value is $1.7 million, excluding reimbursement of expenses.

Brian Ragsdale Management Agreement

PACIFIC OAK SOR (BVI) HOLDINGS LTD.

NOTES TO INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

On January 27, 2026, the Company entered into a management agreement with Brian Ragsdale, the Chief Executive Officer, Chief Financial Officer and President of the REIT. The agreement is effective February 1, 2026 and Mr. Ragsdale is responsible for providing high-level management and advisory support, including, but not limited to: debt restructuring and asset management. The term of the agreement is six months and the total contract value is $0.2 million.

Chairman and Chief Executive Officer Appointment

On January 29, 2026, the Company appointed Ronen Nakar as Chairman and Chief Executive Officer. Mr. Nakar succeeds Keith David Hall, who resigned effective January 28, 2026. Mr. Nakar’s responsibilities are customary for a person in his position and are exercised in accordance with the Company’s bylaws and applicable law. The appointment is effective as of February 1, 2026 and either party may terminate the appointment upon 30 days’ notice. Mr. Nakar is entitled to monthly compensation of ILS 40,000, plus VAT.

Madison Square Receivership

In March 2026, the lender under the mortgage loan secured by the Madison Square property obtained a court-appointed receiver to assume control over the operations and management of the Madison Square property and to oversee the potential disposition of the asset. Management determined that the appointment of the receiver resulted in the Company losing control of the Madison Square property under IFRS 10. Accordingly, the Company deconsolidated the investment property of $24.7 million and mortgage loan of $20.0 million and related assets and liabilities and recognized a gain on deconsolidation of subsidiary of $0.6 million in the accompanying condensed consolidated statements of profit or loss. The Company has a guarantee obligation associated with the mortgage loan related to the Madison Square property. As a result, the Company recognized a guarantee obligation of approximately $1.9 million as of March 31, 2026. The guarantee obligation is included within other liabilities in the accompanying condensed consolidated statements of financial position.

Sale of Financial Assets

The Company completed the sale of equity securities of 49 million shares of its 64 million shares in the Keppel Pacific Oak US REIT on the Singapore Exchange for proceeds of $7.9 million. As of March 31, 2026, the Company had 15 million shares remaining, all of which were disposed of subsequent to March 31, 2026.

PORT and POCA Loan

On January 29, 2026, the Company’s owner shared a notice of default and reservation of rights letter (the “Notice”) from POCA, the predecessor advisor through January 31, 2026. The Notice relates to the POCA Loan and alleges, among other things, that no interest has ever been paid on the loan and, as a result, the loan is in default and all principal and accrued interest are now due. The Notice also alleges that default interest of 15.0% is now accruing and that more collateral is required under the related pledge agreement. On March 27, 2026, the Company received a letter from POCA to PORT asserting a notice of default under the bridge loan and indicated its intent to enforce related collateral and direct certain proceeds. As of March 31, 2026, the principal balance of this loan is $10.0 million. Refer to Note 7 for additional details.

Park Highlands Series A2 Preferred Shares

In March 2026, the sole shareholder of the Company’s 1,927 outstanding Series A2 preferred shares filed a petition with the Tel Aviv District Court seeking recognition as a party in interest as part of the debt arrangement proposed by the Bondholders. The court approved this petition, and the sole shareholder has been recognized as a party in interest in the arrangement. The aggregate value of the Series A2 preferred shares is approximately $1.9 million.

NOTE 7:    SUBSEQUENT EVENTS

The Company evaluates subsequent events up until the date the interim condensed consolidated financial statements are issued.

PORT Refinancing

PACIFIC OAK SOR (BVI) HOLDINGS LTD.

NOTES TO INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

On May 8, 2026, Pacific Oak Residential Trust, Inc. (“PORT”), an indirect wholly owned subsidiary of the Company, completed the senior secured refinancing of PORT’s approximately 2,077-home single-family residential portfolio with Klirmark Opportunity Fund IV, LP. The loan was for $216.0 million bearing interest of Secured Overnight Financing Rate (“SOFR”) plus 4.75%, with a SOFR floor of 3.0%, financing terms include a $10.0 million interest reserve, a maintained three-month reserve for taxes, insurance, HOA fees, capex and property maintenance, and distribution of certain allowable amounts at closing with additional amounts subject to certain release conditions. The loan contains certain covenants, including requiring 150 homes to be sold in the first six months and at least 100 homes per quarter thereafter, and related reserve, loan-to-value and default-based release conditions.
PORT Board Restructuring

Between March and April 6, 2026, all five members of the Board of Directors of PORT, including Mike Gough, Manager of PORT, and Keith Hall, former CEO and Director of the Company, had resigned. The resignations were part of a reconstitution of the PORT Board, following recommendations from the Company’s Board, which includes the appointment of two new directors, a Chief Accounting Officer, and the appointment of a Chief Restructuring Officer which was conditional on the refinancing timing. The reconstituted PORT Board and Chief Restructuring Officer were expected to support the Company’s strategy for the orderly retail sale of its residential homes portfolio and to advance the evaluation and execution of strategic alternatives. There can be no assurance regarding the timing, outcome, or success of these initiatives.

PORT and POCA Loan

On April 21, 2026, POCA delivered an additional demand directing PORT to transfer and re-register certain pledged equity interests into POCA’s name, together with a purported UCC transfer statement. The Company believes it has meritorious defenses to POCA’s asserted rights, remedies and demands, including the requested transfer and re-registration of PORT shares, and intends to vigorously defend against such claims while evaluating available claims, defenses and counterclaims against POCA in its capacity as the Company’s prior advisor. Given the early stage of the matter, the disputed issues, and the potential assertion of counterclaims, the Company is unable to determine the likelihood of an unfavorable outcome or reasonably estimate a range of possible loss, if any. Accordingly, no provision was recorded as of March 31, 2026.

Lincoln Court Sale

Subsequent to March 31, 2026, at the direction of the lender under the Lincoln Court Mortgage Loan, the Company entered into a purchase and sale agreement for the disposition of the related investment property for a purchase price of $24.6 million. The transaction closed on May 7, 2026. At the time of closing, the outstanding principal balance of the mortgage loan was approximately $31.3 million. In connection with the closing, the lender released its lien on the property and the Company was fully discharged from its obligations under the mortgage loan, including any related guaranty.

Richardson Land Sale

Subsequent to March 31, 2026, the Company entered into a purchase and sale agreement for the sale of approximately 25.4 acres of undeveloped land located in Richardson, Texas (the “Richardson Land”) for $12.5 million. The agreement provides for closing to occur within approximately 15 days following the expiration of a 30-day inspection period, subject to the satisfaction of customary closing conditions, including satisfactory title review, the absence of legal proceedings affecting the transaction, and receipt of required approvals. As a result of entering into the agreement, the Company recognized a $5.5 million increase in fair value, which was recorded as fair value adjustment of investment properties, net in the accompanying condensed statements of profit or loss.

110 William Contributions

Subsequent to March 31, 2026, the joint venture partner of the 110 William Joint Venture approved the recognition of previously expensed contributions the Company made to the 110 William Joint Venture. As a result of the approval, the Company recognized a gain of $4.1 million as other income (loss), net, in the accompanying interim consolidated statements of profit or loss.

WhiteHawk Default Notice

PACIFIC OAK SOR (BVI) HOLDINGS LTD.

NOTES TO INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Subsequent to March 31, 2026, the Company received notices of events of default, reservation of rights, and demands for payment from WhiteHawk Capital Partners LP (“WhiteHawk”), in its capacity as administrative agent and collateral agent under the Company’s credit agreement dated July 29, 2025. The notices asserted, among other things, that (i) certain restrictive agreements entered into in favor of holders of the Company’s debt constituted breaches of the credit agreement, and (ii) insolvency proceedings commenced against the Company constituted additional events of default under the credit agreement. WhiteHawk asserted that, as a result of such events of default, all obligations under the credit agreement, including applicable exit fees and default interest, were immediately due and payable and reserved all rights and remedies available under the loan documents and applicable law. In addition, WhiteHawk issued demands for immediate payment and performance under certain guaranties provided by Pacific Oak SOR Properties, LLC and Pacific Oak SOR US Properties II LLC, the Company’s subsidiaries.

On May 28, 2026, the Company received notice that Whitehawk filed claims in New York court against one of the Company’s wholly owned subsidiaries, Pacific Oak SOR Properties, LLC and Pacific Oak SOR US Properties II LLC, each provided full financial guarantees in connection with the loan. In the claims, the lender seeks, among other things, damages for an alleged breach of the loan agreement, legal costs, and additional relief. The notices include a summons requiring a response within 20 days of service.

The Company and the guarantor subsidiaries are reviewing the claims, may dispute them, and are working with their U.S. advisors while concurrently negotiating with the lender. There can be no assurance as to the outcome of the proceedings or the completion of the Park Highlands land sale transaction on its existing terms.

However, as of the date of this report, the Company has not been notified of any change to the transaction timetable, and it continues to proceed as planned.

Bond Restructuring

Subsequent to March 31, 2026, the Company continued to advance discussions with the trustee and representatives of the holders of its Series B and Series D debentures regarding a proposed debt arrangement, and creditor meetings were held to approve the proposed arrangement and authorize related implementation actions, including amendments to the deeds of trust. The proposed arrangement includes, among other things, amendments to the debenture repayment schedule and interest terms, use of interest reserve funds, mandatory early redemption rights, revised immediate repayment and collateral provisions, additional pledges and guarantees, and enhanced coordination rights for debenture holders; however, there can be no assurance that the arrangement will be completed, implemented on the terms proposed, or result in full repayment of the Company’s obligations.

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